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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     The undersigned, ______________________________, hereby authorizes and appoints William W. Krippaehne, Jr., Warren J. Spector and David D. Hillard, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of him, individually and in each capacity stated below, and to file, the Annual Report of Fisher Communications, Inc. on Form 10-K for the fiscal year ended December 31, 2002 (the "Annual Report"), any and all amendments to the Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Date:  March ___, 2003                          ________________________________
                                                Signature